Exhibit 3.1.12



Microfilm Number  200034-879         Filed with the Department on May 01, 2000
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Entity Number      2072587                   Kim    Pizziingerilli
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                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                    CISM15-1507/4144/5507/614418506 (Rev 90)

Indicate type of entity (check one):

 X   Domestic Business Corporation (15 Pa.C.S,ss.1507)                     Foreign Nonprofit Corporation (15 Pa.C.S.ss.-6-144)
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     Foreign Business Corporation (15 Pa-C.S.ss.4144)                      Domestic Limited Part nershIp (15 Pa.C.S.ss.8506)
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     Domestic Nonprofit Corporation (15 Pa.C.S. ss. 5507)
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



     In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the corporation or limited partnership Is: USA TECHNOLOGIES, INC._______________________________________________________________________

2. The (a) address of this corporation's or limited partnership's current registered office in this Commonwealth or (b) name of Its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)
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         Number and Street       City          State        Zip         County

(b)  c/o   CORPORATION SERVICE COMPANY 319 MARKET STREET, HARRISBURG,
           PA 17101 CHESTER.
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          Name of Commercial Registered Office Provider      County

   For a corporation or a limited partnership represented by a commercial registered Office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes,

3. (Complete part (a) or (b)):

(a) The address to which the registered office of the corporation or limited partnership In this Commonwealth is to be changed is;

      200 Plant Avenue, Wayne, PA 19087 Delaware
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      Number and Street      city              State       Zip          County

(b) The registered office of the corporation or limited partnership shall be provided by:

     c/o_______________________________________________________________________
     Name of Commercial Registered Office Provider                      County

   For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

4. (Strike out If a limited partnership): Such change was authorized by the Board of Directors of thq corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer thereof this 12 day of April, 2000

                                   USA TECHNOLOGIES INC.
                                  -------------------------------------------
                                   (Name of Corporation/Limited Partnership

                                   By /s/   George R. Jensen Jr. (Signature)
                                  -------------------------------------------

                                   Title: Chief Executive Officer
                                  -------------------------------------------